UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 9, 2017

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Bedford Street, Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 324-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joseph D. Perillo was brought on by the Board of Directors of Patriot National Bancorp, Inc. (“Patriot” or the “Company”) on January 3, 2017 as a senior executive consultant, tasked with assessing the finance department’s processes and improving operations and internal controls. He has been instrumental in developing multiple earnings improvement strategies, which have already proved beneficial. He has had an accomplished finance career beginning in public accounting with KPMG, then spending the next 20 years in banking with Citibank, NatWest and later as Senior Vice President & Controller for GreenPoint Financial, which was, at the time, one of the 50 largest banking companies in the U.S. More recently, from 2004 through 2015, he was both Chief Financial Officer and Chief Accounting Officer for iQor Inc., a $1.5 billion global leader in business process outsourcing. Mr. Perillo, 61, earned his B.S. Accounting from St. John’s University and is a Certified Public Accountant.

Effective as of May 9, 2017, Neil M. McDonnell has ceased acting as the Executive Vice President and Chief Financial Officer of the Company. On May 10, 2017, Joseph D. Perillo was appointed by the Board of Directors as Executive Vice President and Chief Financial Officer of the Company, effective as of May 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: May 11, 2017	By:	/s/ Richard A. Muskus, Jr.
		Name:	Richard A. Muskus, Jr.
		Title:	President